UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8725 Henderson Road, Renaissance One Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2005, the Compensation Committee of the Board of Directors of the Registrant approved the award of shares of restricted stock as of March 15, 2005 to certain members of management, including the Registrant’s executive officers, pursuant to the Registrant’s 2004 Equity Incentive Plan (the “Plan”). A total of 46,800 shares of restricted stock were granted to the Registrant’s executive officers, with no payment required from the recipients of such shares. The shares of restricted stock vest 20% per year, commencing on the date of grant and are subject to forfeiture in the event the recipient terminates employment except by reason of death, “disability” or “retirement” (as such terms are defined in the Plan or in the applicable restricted stock award agreement). The vesting will be accelerated upon termination of employment by reason of death, disability or retirement and in the event the recipient’s employment is terminated by the Registrant “without cause” or by the recipient for “good reason” within twelve months following a “change in control” (as such terms are defined in the Plan). The form of Restricted Stock Award Agreement is attached as Exhibit 10.1 hereto.

The restricted stock awards received by each of the Registrant’s executive officers are as follows: Todd Farha – 20,000; Paul Behrens – 3,000; Thaddeus Bereday – 3,000, Ace Hodgin, M.D. – 3,000, Kate Longworth-Gentry – 1,500; Imtiaz Sattaur – 7,300; Rupesh Shah – 3,000; Heath Schiesser – 3,000; and Randall Zomermaand - 3,000.

In addition, on March 11, 2005, the Registrant received an executed amendment to the Medicaid Managed Care Model Contracts between WellCare of New York, Inc., a wholly-owned subsidiary of the Registrant and Orange County, New York. Among other matters, the amendment amends the definitions of Covered Services and Non-Covered Services. A copy of the amendment is attached as Exhibit 10.2 to this Current Report.

In the interest of providing its shareholders with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Restricted Stock Award Agreement.
10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Orange County, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: March 17, 2005	/s/ THADDEUS BEREDAY
Thaddeus Bereday
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement.

10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Orange County, New York.